UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 22, 2025
COLONY BANKCORP, INC.
(Exact name of registrant as specified in its charter)

Georgia	001-42397	58-1492391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
115 South Grant Street, Fitzgerald, Georgia 31750
(Address of principal executive offices) (Zip Code)
(229) 426-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	CBAN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operation and Financial Condition

On January 22, 2025, Colony Bankcorp, Inc. issued a press release announcing its consolidated financial results for the fourth quarter ended December 31, 2024, as well as the announcement of a regular quarterly cash dividend. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2025, Colony Bank (“Bank”), a Georgia Bank and wholly-owned subsidiary of Colony Bankcorp, Inc. (the “Holding Company” and, together with the Bank, the “Company”), entered into an employment agreement with Leonard Bateman, Jr. (“Employee”), to continue as the Chief Credit Officer of both the Holding Company and the Bank (the “Employment Agreement”). Below is a summary of the material terms of the Employment Agreement.

The Employment Agreement is effective as of January 19, 2025, at which time Mr. Bateman’s prior employment agreement dated January 19, 2023, will expire. The Employment Agreement has a two-year term and provides for an annual base salary of $255,000 per year. Mr. Bateman will have an opportunity to receive an annual bonus based upon the achievement of performance goals established from year to year by the Compensation Committee. Mr. Bateman will also have an opportunity to participate in the Bank’s benefits plans available to other similarly-situated Company employees, subject to the terms and conditions of such plans, and he will be eligible for PTO and holidays consistent with the Bank’s policies.

Pursuant to the Employment Agreement, if a change in control of the Company occurs during the term of the Employment Agreement and, within twelve months following such change in control, the Company terminates Mr. Bateman’s employment other than for “cause” or “disability” or Mr. Bateman resigns for “good reason” (as such terms are defined in the Employment Agreement), then the Bank will pay to Mr. Bateman an amount equal to one and one-half (1.5) times the sum of Mr. Bateman’s then-current base salary plus an amount equal to the annual bonus paid in the prior calendar year, payable in a single lump sum within 30 days following his termination, subject to Mr. Bateman’s compliance with certain restrictive covenants and execution and non-revocation of a general release of claims against the Company.

Pursuant to the Employment Agreement, if the Company terminates Mr. Bateman’s employment other than for “cause” or “disability” or Mr. Bateman resigns for “good reason” prior to a change in control or more than twelve (12) months following a change in control, then the Bank will pay to Mr. Bateman an amount equal to one times Mr. Bateman’s then-current base salary, payable in equal installments over twelve months in accordance with current payroll policies following his termination, subject to Mr. Bateman’s compliance with certain restrictive covenants and execution and non-revocation of a general release of claims against the Company.

The Employment Agreement contains certain non-competition and employee and customer non-solicitation covenants that apply during his employment with the Bank and for 12 months following his termination of employment.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure
The Company is furnishing a copy of its most recent investor presentation, which it intends to use in connection with certain community group presentations. A copy of the presentation materials to be used by the Company is furnished as Exhibit 99.2 to this Current Report and is incorporated herein by reference. The Company will also host an investor earnings call at 9:00 a.m. EST on Thursday, January 23, 2025.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits
(d)Exhibits.

Exhibit Number	Description
10.1	Employment Agreement between Colony Bankcorp, Inc. and Leonard Bateman, Jr.
99.1	Colony Bankcorp, Inc., press release dated January 22, 2025
99.2	Investor Presentation dated January 22, 2025
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY BANKCORP, INC.

Date: January 22, 2025	By:	/s/ Derek Shelnutt
Derek Shelnutt
Executive Vice President and Chief Financial Officer